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                                                                      Exhibit 23






                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors of
J. C. Penney Funding Corporation:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536,
333-62066, 333-73140) and Form S-3 (No. 333-57019 and 333-74122) of J. C. Penney
Company, Inc. of our report dated February 21, 2002, relating to the balance sheets of J. C. Penney Funding Corporation as of January 26, 2002 and January 27, 2001, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 26, 2002, which report appears in the 2001 Annual Report of J. C. Penney Funding Corporation and is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 26, 2002.



                                                                 /s/ KPMG LLP


Dallas, Texas
April 25, 2002